NEWS RELEASE

Lincoln Financial Group Reports Second Quarter 2007 Earnings
 Record Variable Annuity Deposits of $3 Billion Highlight Strong Quarter

Philadelphia, PA, July 31, 2007 - Lincoln Financial Group (NYSE:LNC) today reported net income of $376.0 million, or $1.37 per diluted share, for the second quarter of 2007. By comparison, net income for the second quarter of 2006 was $349.0 million, or $1.23 per diluted share.

Income from operations for the second quarter of 2007 was $386.7 million, or $1.41 per diluted share, compared to second quarter 2006 income from operations of $351.4 million, or $1.25 per diluted share. The year-ago quarter reflects combined results from the Jefferson-Pilot merger that closed on April 3, 2006. Return on equity (ROE), based on income from operations, was 13.4%. The attached table defines and reconciles income from operations and ROE, non-GAAP measures, to net income and ROE calculated in accordance with GAAP.

Consolidated Domestic Deposits and Net Flows

Consolidated retail deposits, which include individual annuities, mutual funds, life insurance and other personal wealth accumulation products together with retirement products sold into the employer-sponsored marketplace, were $8.0 billion, driven by a second consecutive quarter of double-digit increases in retail mutual funds, individual variable annuities, defined contribution mutual fund sales, and individual life insurance sales as compared to the second quarter of 2006. Investment management institutional deposits were $2.9 billion, up $113 million versus the prior-year period. Consolidated domestic net flows were $1.7 billion. At June 30, 2007, consolidated assets under management reached $245 billion, up 15% from the end of the second quarter of 2006.

“Lincoln has delivered four quarters of strong results since the merger, demonstrating our ability to execute on key strategies and positioning the company for future growth,” said Dennis R. Glass, president and chief executive officer of Lincoln Financial Group.

Individual Markets

Individual Annuities

Income from operations for the Individual Annuities segment was $130.1 million in the second quarter of 2007 versus $89.0 million in the year ago period. The current quarter included approximately $8 million, after tax, of net positive items, primarily related to better than expected investment income and the impact of fair value accounting on liabilities required under FAS 133 related to indexed annuity products.

In the quarter, gross deposits of $3.3 billion boosted net flows for the segment to $1.1 billion, up 63% versus the year-ago period. Deposits into variable annuity products reached a record $3.0 billion, with May and June each having sales in excess of $1 billion. Elections of Lincoln’s i4LIFE® Advantage, a patented retirement income management tool, reached a record of $592 million, up 51% over the prior year period and surpassed the $1 billion dollar mark in the first half of the year.

“Lincoln ChoicePlusSM and American Legacy® had record deposits in the quarter, as sales were strong across all channels and included a year-over-year increase of 33% in the independent planner channel, which benefited from targeted wholesaler expansion,” said Glass.

Individual Life Insurance

Individual Life Insurance income from operations was $176.4 million, compared to $147.1 million in the second quarter of 2006. The current quarter included approximately $16 million, after tax, of net positive items, which included better than expected investment income and favorable DAC unlocking partially offset by other negative items impacting universal life results.

Individual life insurance sales, reported as paid annualized premium, were $180.0 million in the second quarter, up 36% versus last year, driven by strong universal life sales, including a 32% increase in MoneyGuard® sales, a linked-benefit universal life insurance policy with a long term care rider.

“In the quarter, we completed the launch of our unified universal life product portfolio, which positions us well from both a competitive and profitability standpoint,” said Glass.

Employer Markets

Retirement Products

Defined Contribution

Second quarter income from operations for Defined Contribution was $47.3 million, versus $54.3 million for the same period a year ago. The current quarter included approximately $2 million, after tax, of net negative expense items primarily related to investments into distribution and other strategic initiatives.

In the quarter, gross deposits reached $1.3 billion and net flows were $74 million. The Lincoln Alliance® Program, a medium to large case employer-sponsored retirement plan solution, posted another strong quarter as deposits nearly doubled and account balances grew 43% versus second quarter of 2006.

“Distribution expansion is progressing on schedule, contributing to the success of the Lincoln Alliance® Program this quarter. Recent successes in hiring new wholesalers and increasing shelf space are expected to drive future growth in the Lincoln DirectorSM and Lincoln American Legacy RetirementSM products,” said Glass.

Executive Benefits

In the quarter, income from operations for Executive Benefits was $13.9 million, compared to $16.2 million in the second quarter of 2006. The prior-year quarter benefited from favorable mortality results.

Group Protection

For the second quarter, Group Protection’s income from operations was $29.0 million, versus $37.0 million in the prior-year period. Favorable non-medical loss ratios of 70.8% contributed approximately $3 million, after tax, to the current quarter’s results when comparing to the midpoint of the expected range of 71-74%.

In the quarter, annualized premiums for new business were $62.0 million, up 37% versus a challenging 2006 quarter.

Investment Management

The Investment Management segment reported income from operations of $11.3 million in the second quarter of 2007, which compares to $12.0 million in the prior-year period. The quarter’s results included net negative items of approximately $7 million, after tax, primarily attributable to the expenses for the closed-end fund announced at the end of June and an increase in litigation expenses.

Total deposits for the quarter were $6.2 billion, driven by continued strength in retail mutual fund sales of $1.9 billion, a 38% increase as compared to the second quarter of 2006. Both retail and institutional deposits were solid in the quarter while net flows were pressured by retail managed accounts and institutional product lines.

“In the quarter, Delaware launched its first closed-end fund in over a decade, raising $235 million in assets. The income orientation of this fund aligns well with our retirement income focus as a company,” said Glass.

Lincoln UK

For the second quarter, the UK segment’s income from operations was $11.7 million, versus $9.9 million in the same year-ago period. The foreign currency exchange rate continued to favorably impact the current quarter’s results.

Lincoln Financial Media

Lincoln Financial Media income from operations was $13.6 million in the second quarter of 2007, compared to $11.9 million in the prior-year period. The 2006 results were impacted by the amortization of intangible assets related to purchase accounting.

Other Operations

The operating loss in Other Operations was $46.6 million in the quarter. Results included merger-related expenses of $30 million, pre tax, and a $9 million, pre tax, curtailment gain related to the company’s decision to freeze its traditional pension plans, consistent with last quarter’s announcement. In addition, the quarter included approximately $2 million, after tax, of unfavorable expense items.

Capital and Share Repurchase

As of June 30, 2007, the book value per share of Lincoln National Corporation common stock, excluding accumulated other comprehensive income, was $43.02, compared with $40.60 a year ago.  Book value per share, including accumulated other comprehensive income, was $43.57, compared with $40.48 a year ago. Lincoln did not repurchase shares in the second quarter, but retired an additional 182,000 on July 10, 2007, upon the close of the previously announced accelerated stock repurchase program.

2007 Outlook

Lincoln does not expect material changes to its guidance provided in the first quarter of 2007 earnings materials except for those items noted below.

Earnings Estimates

For the UK segment, the company anticipates earnings for the full year in the lower $40 million range, the expected increase driven primarily by the favorable exchange rate environment experienced in the first six months of the year.

Merger Integration

Merger-related expenses are expected to be in the range of $35-40 million, pre tax, in the third quarter and expected to reach the high end of the $90-110 million, pre tax, estimate for the full year of 2007.

Investment Spreads

For Individual Annuities, investment spreads are expected to stabilize in the 210 basis points range. The company anticipates spreads in the Individual Life business to be in the 180 basis points range for the remainder of the year. For Employer Markets, spreads are expected to stabilize in the 230 basis points range.

Stock Repurchase

Lincoln currently expects to repurchase approximately $100 million of stock during the third quarter of 2007. The actual amount of stock repurchase could be less than or exceed this amount depending on market conditions and alternative uses of capital. The company has $2.1 billion of security buyback authorization remaining.

This outlook contains estimates that are forward-looking, and actual results may differ materially.  Lincoln’s actual experience in 2007 will almost certainly differ from many of the assumptions utilized in the outlook and the company’s expectations for these and a large number of other factors will probably change, leading us to revise our estimates over time, such as changes that may result from our annual comprehensive review of the assumptions underlying DAC, VOBA, and DFEL that will occur during the third quarter. Please see the Forward-Looking Statements – Cautionary Language that follow for additional factors that may cause actual results to differ materially from our current expectations.

Lincoln National Corporation will discuss the company’s second quarter results and outlook for 2007 with investors in a conference call beginning at 11:00 a.m. (ET) on Wednesday, August 1, 2007.  Interested persons may also listen to the call by dialing the following numbers and asking for the Lincoln National conference call:

- Dial:	(800) 289-0533 (Domestic)
(913) 981-5525 (International)

The company will post its second quarter 2007 statistical supplement and supplemental information detailing its sub-prime mortgage related investments on its Web site, www.LFG.com.

 Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, the companies of Lincoln Financial Group had assets under management of $245 billion as of June 30, 2007. Through its affiliated companies, Lincoln Financial Group offers: annuities; life, group life and disability insurance; 401(k) and 403(b) plans; savings plans; mutual funds; managed accounts; institutional investments; and comprehensive financial planning and advisory services.  Affiliates also include: Delaware Investments, the marketing name for Delaware Management Holdings, Inc. and its subsidiaries; Lincoln Financial Media, which owns and operates three television stations, 18 radio stations, and the Lincoln Financial Sports production and syndication business; and Lincoln UK. For more information please visit www.LFG.com.

Contacts:	Jim Sjoreen	Laurel O’Brien
	215 448-1420	215 255-1520
	Investor Relations	Media Relations
	investorrelations@LFG.com	mediarelations@LFG.com

Definition of Income (Loss) from Operations and ROE
Income (loss) from operations and ROE, as used in the earnings release, are non-GAAP financial measures and are not substitutes for net income (loss) and ROE, calculated using GAAP measures.  Income (loss) from operations represents after tax results excluding, as applicable, realized gains or losses on investments and derivatives, cumulative effect of accounting changes, reserve changes on business sold through reinsurance, gain on sale of subsidiaries and book of business and loss on early retirement of debt.  The earnings used to calculate ROE, as used in the earnings release, are income (loss) from operations.  Income (loss) from operations is an internal measure used by the company in the management of its operations.  Management believes that this performance measure explains the results of the company's ongoing operations in a manner that allows for a better understanding of the underlying trends in the company's current business because the excluded items are either unpredictable and/or not related to decisions regarding the underlying businesses.

	For the Quarter Ended		For the Six Months Ended
($ in millions, except per share data)	June 30		June 30
	2007	2006	2007	2006
Net Income	$376.0	$349.0	$772.4	$570.2

Less:
Net realized gains (losses) on investments
and derivatives	(4.9)	(3.8)	12.2	(8.1)
Net gain on reinsurance
derivative/trading account securities	2.1	1.2	2.1	5.0
Reserve development and related amortization
on business sold through reinsurance	(7.9)	0.2	(7.8)	0.4
Income from Operations	$386.7	$351.4	$765.9	$572.9

Earnings per share (diluted)
Net Income	$1.37	$1.23	$2.79	$2.47
Income from Operations	$1.41	$1.25	$2.76	$2.48

Average Equity
(Excluding accumulated other comprehensive income)	$11,529.4	$11,311.3	$11,504.8	$8,633.1

Return on Equity
Net Income	13.0%	12.3%	13.4%	13.2%
Income from Operations	13.4%	12.4%	13.3%	13.3%

LINCOLN NATIONAL CORPORATION
DIGEST OF EARNINGS

	For the Quarter Ended
($ in millions, except per share data)	June 30
	2007	2006

Revenue	$2,740.3	$2,495.6
Net Income	$376.0	$349.0

EPS - Basic	$1.39	$1.25
EPS - Diluted	$1.37	$1.23

Avg. Shares - Basic	270,566,521	279,117,917
Avg. Shares - Diluted	274,403,573	282,620,341

	For the Six Months Ended
	June 30
	2007	2006

Revenue	$5,410.7	$3,917.4
Net Income	$772.4	$570.2

EPS - Basic	$2.83	$2.51
EPS - Diluted	$2.79	$2.47

Avg. Shares - Basic	272,716,140	227,136,449
Avg. Shares - Diluted	276,939,825	230,532,255

Forward-Looking Statements—Cautionary Language

Certain statements made in this release and in other written or oral statements made by Lincoln or on Lincoln’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.  In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, operations, trends or financial results.  Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements.  Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

▪
Problems arising with the ability to successfully integrate our and Jefferson-Pilot’s businesses, which may affect our ability to operate as effectively and efficiently as expected or to achieve the expected synergies from the merger or to achieve such synergies within our expected timeframe;

▪
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, Lincoln’s products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

▪
The initiation of legal or regulatory proceedings against Lincoln or its subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which Lincoln and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions that result in changes in law; and (d) unexpected trial court rulings;

▪	Changes in interest rates causing a reduction of investment income, the margins of Lincoln’s fixed annuity and life insurance businesses and demand for Lincoln’s products;
▪
A decline in the equity markets causing a reduction in the sales of Lincoln’s products, a reduction of asset fees that Lincoln charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, value of business acquired, deferred sales inducements and deferred front-end loads and an increase in liabilities related to guaranteed benefit features of Lincoln’s variable annuity products;

▪	Ineffectiveness of Lincoln’s various hedging strategies used to offset the impact of declines in and volatility of the equity markets;
▪
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from Lincoln’s assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income, including as a result of investor-owned life insurance business;

▪
Changes in accounting principles generally accepted in the United States that may result in unanticipated changes to Lincoln’s net income, including the impact of the applications of Statement of Position 07-1 and Statements of Financial Accounting Standards 157 and 159;

▪
Lowering of one or more of Lincoln’s debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on Lincoln’s ability to raise capital and on its liquidity and financial condition;

▪
Lowering of one or more of the insurer financial strength ratings of Lincoln’s insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, and profitability of its insurance subsidiaries;

▪
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of Lincoln’s companies requiring that Lincoln realize losses on such investments;

▪
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including Lincoln’s ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

▪	The adequacy and collectibility of reinsurance that Lincoln has purchased;
▪	Acts of terrorism, war, or other man-made and natural catastrophes that may adversely affect Lincoln’s businesses and the cost and availability of reinsurance;
▪
Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that Lincoln can charge for its products;

▪
The unknown impact on Lincoln’s business resulting from changes in the demographics of Lincoln’s client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life;

▪	Loss of key management, portfolio managers in the Investment Management segment, financial planners or wholesalers; and
▪
Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

The risks included here are not exhaustive. Lincoln’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC include additional factors which could impact Lincoln’s business and financial performance.  Moreover, Lincoln operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on Lincoln’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.